FREEDOM RESOURCES ENTERPRISES, INC.

                                 Sales Agreement

     THIS AGREEMENT is made and entered into this 31st day of May 2001, by and between, Freedom Resources Enterprises, Inc. ("Freedom Resources"), and Life Discovery Institute ("LDI").

     WHEREAS, Freedom Resources has expended $15,674 of financial resources toward developing an Internet Website ("Website") in order to market its products online,

     WHEREAS, Freedom Resources does not have funds available to complete development of the Website.

     WHEREAS, LDI, a related entity, desires to acquire and operate a Website for Internet marketing.

     WHEREAS, Freedom Resources desires to sell its Website development efforts to LDI; and

     WHEREAS, LDI desires to purchase said Internet Website efforts from Freedom Resources.

     WHEREAS, Freedom Resources desires to market its products through the LDI Website.


     IT  IS  THEREFORE  AGREED  between  the  parties  as  follows:

     1. Freedom Resources transfers, conveys, and sells all interest in its Website development efforts to LDI.

     2.   LDI  accepts  the  uncompleted  Website.

     3. LDI agrees to complete development of the Website and operate the Website.

     4. LDI shall have exclusive control over the contents, maintenance and continuing operations of the Website.

     5. In consideration of Freedom Resources' efforts in developing the Website, LDI agrees to advertise and market Freedom Resources' products at no cost to Freedom Resources.

     6.   This  agreement  is in effect for a period of Five years from the date


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     7.   This  agreement  represents the entire and final agreement between LDI and Freedom Resources and supersedes any prior written or oral agreements or understandings between the parties.


     Executed  as  of  the  date  first  written  above.



Freedom  Resources  Enterprises,  Inc.,          Life  Discovery  Institute


/s/Neil  Christiansen,  President               /s/Neil  Christiansen, President
---------------------------------               --------------------------------


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